As filed with the U.S. Securities and Exchange Commission on June 3, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Quantinuum Inc.
(Exact name of registrant as specified in its charter)

Delaware	7373	41-4095842
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
303 S Technology Court
Broomfield, CO 80021
(855) 888-7686
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Rajeeb Hazra
Chief Executive Officer
303 S Technology Court
Broomfield, CO 80021
(855) 888-7686
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Cathy A. Birkeland Max Schleusener Abigail Smith Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	John B. Meade Yasin Keshvargar Claudia Carvajal Lopez Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-295701)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Quantinuum Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (File No. 333-295701), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on June 3, 2026.
The registrant is filing this registration statement for the sole purpose of registering the sale of an additional 1,725,000 shares of the registrant’s Class A common stock, which includes 225,000 shares of Class A common stock that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.
The required opinion and consents are listed in Part II, Item 16 of this registration statement and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
The following documents are filed as exhibits to this registration statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this filing.
EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1**	Opinion of Latham & Watkins LLP.
23.1	Consent of Deloitte & Touche LLP, as to Quantinuum and Quantinuum Inc.
23.2**	Consent of Latham & Watkins LLP (contained in its opinion filed as Exhibit 5.1 hereto).
24.1**	Power of Attorney (included on the signature page of the Prior Registration Statement).
107	Filing Fee Table.
__________________
**Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-295701) filed with the Securities and Exchange Commission on June 1, 2026, the amended version of which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on June 3, 2026.

QUANTINUUM INC.

By:	/s/ Dr. Rajeeb Hazra
Dr. Rajeeb Hazra
President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Rajeeb Hazra	President, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2026
Dr. Rajeeb Hazra

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 3, 2026
Nitesh Sharan

*	Director	June 3, 2026
Dr. Harold Barron

*	Director	June 3, 2026
Manish Bhatia

*	Director	June 3, 2026
Eric Branderiz

*	Director	June 3, 2026
Paul Daugherty

*	Director	June 3, 2026
Kenneth Denman

*	Director	June 3, 2026
Joseph Jimenez, Jr.

*	Director	June 3, 2026
Vimal Kapur

*	Director	June 3, 2026
Dr. Prineha Narang

*	Director	June 3, 2026
Michal Stepniak

*By: /s/ Dr. Rajeeb Hazra
Name: Dr. Rajeeb Hazra
Title: Attorney-in-fact